Exhibit 99.1

AMC NETWORKS TO ACQUIRE CHELLOMEDIA FROM LIBERTY GLOBAL

Acquisition Creates Vast Global Platform for AMC Networks’ Distribution of its Popular Original Programming

NEW YORK, NY, October 28, 2013 – AMC Networks Inc. (Nasdaq: AMCX) announced today it has reached a definitive agreement to acquire substantially all of Chellomedia, the international content division of Liberty Global (Nasdaq: LBTYA) for €750 million (approximately $1.035 billion USD). The transaction is expected to close in the first quarter of 2014.

The acquisition provides AMC Networks with an extensive array of television channels that are distributed to more than 390 million households in 138 countries. The channels span a range of genres, including movie and entertainment networks, providing significant long-range opportunities for AMC Networks to distribute its popular original programming from AMC, IFC, Sundance Channel and WE tv across an expansive global footprint. The acquisition builds on the company’s existing international programming business, AMC/Sundance Channel Global, which has experienced impressive growth over the past five years and will continue to deliver AMC Networks’ content to its global distribution partners.

“Chellomedia has developed a remarkable portfolio of popular channels that reach hundreds of millions around the world. As AMC Networks has expanded internationally, we have had a great desire to do something we consider fundamentally strategic, which is to take our content and put it on channels we own. This acquisition allows us to secure a large, global platform on which to distribute our increasingly successful original programming through a collection of strong, well-established and well-managed assets worldwide,” said Josh Sapan, President and CEO of AMC Networks. “Together, we can grow these assets and make them even more popular and valuable around the world.”

Chellomedia President Niall Curran said, “AMC Networks are content professionals with an excellent creative and business track record. They are highly enthusiastic about the business we have built at Chellomedia and are ambitious to develop it further, making AMC Networks a great owner and partner for Chello’s next phase of growth.”

The agreement includes the acquisition of Chellomedia’s operating businesses including: Chello Central Europe, Chello Latin America, Chello Multicanal, Chello Zone, the ad sales unit Atmedia and the broadcast solutions unit Chello DMC.

Chellomedia’s portfolio of channels includes:

Genre	Channels†
Movies	Canal Hollywood*, CBS*, Cinematk, Europa Europa, Film Café, Film Mania, MGM*, Somos, XTRM
Entertainment	Buzz, Canal A, CBS*, Film&Arts, Horror Channel, MOV, Sol Musica
Sports	America Sports, Extreme Sports, Sport1*
Children’s	BIGGS, Jim Jam*, Megamax, Minimax, Panda*
Lifestyle	Canal Cocina, Casa, Cosmopolitan, Decasa, El Gourmet, Ella, Outdoor, Spektrum Home, TV Paprika
Documentary	Bio, Crimen & Investigación, Historia, Natura, Odisea Odisseia*, Reality TV, Spektrum
†Excludes channels held through associate investments; *Reflects multiple channels.

Guggenheim Securities, LLC served as lead financial advisor to AMC Networks as well as providing capital structure and financing advice. BofA Merrill Lynch has provided a commitment for debt financing for the transaction and also served as financial advisor to AMC Networks. Legal advisors were Clifford Chance.

Conference Call Information

AMC Networks will host a conference call today at 8:30 a.m. ET to discuss the transaction. The conference call will be webcast live via the company’s website at www.AMCNetworks.com under the heading “Investors”. Those parties interested in participating via telephone please dial 877-347-9170, or outside of the U.S. dial 706-902-4266, with the conference ID number 93161884 approximately 10 minutes prior to the call.

For those who are unable to participate on the conference call, you may access a recording of the call by dialing 855-859-2056, with conference ID number 93161884. The call replay will be available from 11:30 a.m. ET on Monday, October 28, 2013 until 11:59 p.m. ET on Monday, November 4, 2013.

Internet replays will also be available on the AMC Networks website beginning approximately two hours after the call ends.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our ability to consummate the transaction announced herein, the expected closing date for the transaction, the impact of the transaction on our operations and financial performance and other information and statements that are not historical facts. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements and speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

About AMC Networks Inc.

Dedicated to producing quality programming and movie content for more than 30 years, AMC Networks Inc. (NASDAQ: AMCX) owns and operates several of the most popular and award-winning brands in cable television. AMC, IFC, Sundance Channel, WE tv, and IFC Films produce and deliver distinctive, compelling and culturally relevant content that engages audiences across multiple platforms. The company also operates AMC/Sundance Channel Global, an international programming business, and AMC Networks Broadcasting & Technology, a full-service network programming origination and distribution company.

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AMC Networks:

Investor Relations
Seth Zaslow
646-273-3766
seth.zaslow@amcnetworks.com

Corporate Communications
Ellen Kroner
917-542-6209
ellen.kroner@amcnetworks.com

Jim Maiella
646-273-7911
jim.maiella@amcnetworks.com

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